Exhibit 99.1

TOPGOLF CALLAWAY BRANDS ANNOUNCES THIRD QUARTER 2023 RESULTS

HIGHLIGHTS
•Topgolf continues to drive efficiencies and delivered strong venue-level margins.
•On-course golf participation and engagement remain strong; and Callaway sustained its strong U.S. market share including #1 year-to-date in Woods, Drivers, Fairway Woods, Hybrids, and Irons, as well as its brand position as a leader in Technology and Innovation.
•Topgolf remains on plan to open 11 new venues in the U.S. this year, with 7 venues open year-to-date.
•TravisMathew and Jack Wolfskin delivered solid growth.
•Both total Company and Topgolf remain on track to be free cash flow positive in 2023.
CARLSBAD, CA /November 8, 2023/ Topgolf Callaway Brands Corp. (the “Company” or “Topgolf Callaway Brands”) (NYSE: MODG) announced its financial results for the third quarter ended September 30, 2023.
“This quarter our team once again delivered solid operating results across all segments of our business. Both Golf Equipment and Active Lifestyle had strong quarters while Topgolf, despite same venue sales that were lower than expected, was able to expand venue margins, an impressive accomplishment in a challenging quarter, and remains on track to successfully open 11 new venues in 2023,” commented Chip Brewer, President and Chief Executive Officer of Topgolf Callaway Brands. “With current same venue sales trends and foreign exchange rates, we are lowering our forward guidance and taking decisive action to lower both costs as well as capital expenditures and to drive additional synergies across our business. All of this is aimed at de-risking future performance while maintaining our strong growth prospects. We remain on plan to deliver positive free cash flow for the total Company and Topgolf this year and we are confident that we will continue to profitably grow our business this year and going forward.”

CONSOLIDATED RESULTS
The Company announced the following GAAP and non-GAAP financial results for the three and nine months ended September 30, 2023 and 2022:

GAAP RESULTS
(in millions, except percentages and per share data)	Three Months Ended September 30,				Nine Months Ended September 30,
	2023	2022	$ Change	% Change	2023	2022	$ Change	% Change
Net revenues	$1,040.6	$988.5	$52.1	5.3%	$3,387.7	$3,144.4	$243.3	7.7%
Income from operations	73.8	68.2	5.6	8.2%	270.3	291.5	(21.2)	(7.3)%
Other expense, net	(47.1)	(29.4)	(17.7)	60.2%	(151.2)	(73.4)	(77.8)	106.0%
Income before taxes	26.7	38.8	(12.1)	(31.2)%	119.1	218.1	(99.0)	(45.4)%
Income tax (benefit) provision	(3.0)	0.3	(3.3)	n/m	(53.0)	(12.5)	(40.5)	n/m
Net income	$29.7	$38.5	$(8.8)	(22.9)%	$172.1	$230.6	$(58.5)	(25.4)%
Earnings per share - diluted	$0.16	$0.20	$(0.04)	(20.0)%	$0.88	$1.17	$(0.29)	(24.8)%

NON-GAAP RESULTS

Non-GAAP results exclude certain non-recurring and non-cash adjustments as defined in the Additional Information and Disclosures section of this release. The Company has also provided a reconciliation of the non-GAAP information to the most directly comparable GAAP information in the tables to this release.

(in millions, except percentages and per share data)	Three Months Ended September 30,					Nine Months Ended September 30,
	2023	2022	$ Change	% Change	Constant Currency vs. 2022	2023	2022	$ Change	% Change	Constant Currency vs. 2022
Net revenues	$1,040.6	$988.5	$52.1	5.3%	4.6%	$3,387.7	$3,144.4	$243.3	7.7%	8.7%
Income from operations	85.2	81.1	4.1	5.1%	1.0%	306.7	322.2	(15.5)	(4.8)%	1.0%
Other expense, net	(47.1)	(28.1)	(19.0)	67.6%		(139.8)	(69.7)	(70.1)	100.6%
Income before taxes	38.1	53.0	(14.9)	(28.1)%		166.9	252.5	(85.6)	(33.9)%
Income tax (benefit) provision	(0.1)	8.4	(8.5)	(101.2)%		17.7	43.5	(25.8)	(59.3)%
Net income	$38.2	$44.6	$(6.4)	(14.3)%		$149.2	$209.0	$(59.8)	(28.6)%
Earnings per share - diluted	$0.20	$0.23	$(0.03)	(13.0)%		$0.77	$1.06	$(0.29)	(27.4)%
Adjusted EBITDA	$163.3	$144.4	$18.9	13.1%	10.8%	$526.8	$521.5	$5.3	1.0%	4.6%
THIRD QUARTER 2023 CONSOLIDATED RESULTS COMMENTARY
(All comparisons to prior periods are calculated on a year-over-year basis, unless otherwise noted)
The Company reported solid financial results for the third quarter. Net revenues grew 5.3%, or 4.6% on a constant currency basis, driven by continued growth at Topgolf and momentum in Active Lifestyle.

Income from operations increased 8.2% on a GAAP basis. On a non-GAAP basis income from operations increased 5.1% or 1.0% on a constant currency basis.

Net income decreased 22.9% on a GAAP basis. On a non-GAAP basis net income decreased 14.3%. This performance includes a $17.2 million increase in interest expense related to higher interest rates and additional term loan debt.

Adjusted EBITDA grew 13.1% or 10.8% on a constant currency basis driven primarily by increased revenues and operational efficiencies at Topgolf.

SEGMENT RESULTS
SEGMENT NET REVENUES
The table below provides net revenues by segment for the three and nine months ended September 30, 2023 and 2022:

(in millions, except percentages)	Three Months Ended September 30,			Non-GAAP Constant Currency vs. 2022(1)	Nine Months Ended September 30,			Non-GAAP Constant Currency vs. 2022(1)
	2023	2022	% Change	% Change	2023	2022	% Change	% Change
Topgolf	$447.7	$413.8	8.2%	7.9%	$1,322.0	$1,139.5	16.0%	16.1%
Golf Equipment	293.4	296.7	(1.1)%	(1.5)%	1,188.1	1,216.6	(2.3)%	(0.6)%
Active Lifestyle	299.5	278.0	7.7%	6.2%	877.6	788.3	11.3%	12.4%
Net Revenues	$1,040.6	$988.5	5.3%	4.6%	$3,387.7	$3,144.4	7.7%	8.7%
(1) Calculated by applying 2022 exchange rates to 2023 reported sales in regions outside the U.S.

SEGMENT OPERATING INCOME
The table below provides the breakout of segment operating income for the three and nine months ended September 30, 2023 and 2022:

(in millions, except percentages)	Three Months Ended September 30,				Nine Months Ended September 30,
	2023	2022	Change		2023	2022	Change
Topgolf	$38.9	$23.6	64.8%		$85.7	$74.3	15.3%
% of segment revenue	8.7%	5.7%	300	bps	6.5%	6.5%	—	bps
Golf Equipment	35.2	49.6	(29.0)%		213.2	250.7	(15.0)%
% of segment revenue	12.0%	16.7%	(470)	bps	17.9%	20.6%	(270)	bps
Active Lifestyle	40.0	28.1	42.3%		96.8	77.3	25.2%
% of segment revenue	13.4%	10.1%	330	bps	11.0%	9.8%	120	bps
Total Segment Operating Income	$114.1	$101.3	12.6%		$395.7	$402.3	(1.6)%
% of total segment revenue	11.0%	10.2%	80	bps	11.7%	12.8%	(110)	bps
Constant Currency Total Segment Operating Income			9.4%				3.0%

THIRD QUARTER 2023 SEGMENT COMMENTARY
(All comparisons to prior periods are calculated on a year-over-year basis, unless otherwise noted)

Topgolf
•Segment revenue increased $33.9 million or 8.2%, to $447.7 million, driven by new venues, partially offset by lower-than-expected same venue sales which declined 3%, primarily due to a post-Covid surge in the corporate events business last year.
•Segment operating income increased $15.3 million to $38.9 million and Segment Adjusted EBITDA increased $26.7 million (or 41.6%) to $90.9 million due to increased revenues and improved operational efficiencies in the venues.

Golf Equipment
•Segment revenue decreased $3.3 million or 1.1% (1.5% decrease on a constant currency basis) to $293.4 million, primarily due to an expected shift in timing of golf club launches from Q3 2023 to Q4 2023 as well as a decrease in golf ball sales due to a post-Covid inventory fill-in at retail in Q3 2022 and was partially offset by an increase in pricing.
•Segment operating income decreased $14.4 million (or 29.0%) due to less product launching in Q3, a return to more normalized promotional levels and lower unit volumes resulting in unfavorable cost absorption.

Active Lifestyle
•Segment revenue increased $21.5 million or 7.7% (6.2% increase on a constant currency basis) to $299.5 million, primarily due to strong double-digit growth at TravisMathew, including new store openings, as well as growth at Jack Wolfskin.
•Segment operating income increased $11.9 million (or 42.3%) driven by increases in revenue and gross margin, related to a higher mix of direct-to-consumer business and lower freight costs.

The following is a reconciliation of total segment operating income to income before income taxes for the three and nine months ended September 30, 2023 and 2022:

	Three Months Ended September 30,			Nine Months Ended September 30,
(in millions)	2023	2022	$ Change	2023	2022	$ Change
Total segment operating income:	$114.1	$101.3	$12.8	$395.7	$402.3	$(6.6)
Reconciling items(1)	(40.3)	(33.1)	(7.2)	(125.4)	(110.8)	(14.6)
Income from operations	73.8	68.2	5.6	270.3	291.5	(21.2)
Interest expense, net	(52.3)	(36.4)	(15.9)	(153.6)	(100.3)	(53.3)
Other income, net	5.2	7.0	(1.8)	2.4	26.9	(24.5)
Income before income taxes	$26.7	$38.8	$(12.1)	$119.1	$218.1	$(99.0)

(1) Includes corporate overhead and certain non-recurring and non-cash items as described in the schedules to this release.

2023 BUSINESS OUTLOOK
The 2023 projections set forth below are based on the Company’s best estimates at this time.

FULL YEAR 2023 OUTLOOK
(in millions, except where noted otherwise and for percentages and per share data)

	2023 Current Estimate	2023 Previous Estimate	2022 Reported Results
Consolidated Net Revenues(1)	$4,235 - $4,260	$4,420 - $4,470	$3,996
Topgolf Revenue	Approx. $1,745	Approx. $1,900	$1,549
Topgolf Same Venue Sales Growth(2)	Down Slightly %	Mid-to-High Single Digit %	7%
Consolidated Adjusted EBITDA	$575 - $585	$625 - $640	$558
Topgolf Adjusted EBITDA	$280 - $290	$315 - $325	$235
Non-GAAP Diluted Earnings per Share	$0.39 - $0.43	$0.63 - $0.69	$0.82
Shares Outstanding	Approx. 201	Approx. 200	201

(1) 2023 Current Estimate for Consolidated Net Revenues includes a full year negative foreign exchange impact of approximately $30 million in comparison to 2022.
(2) Same venue sales growth for 2022 was measured in comparison to 2019, given the pandemic impacts in 2020. For 2023, same venue sales growth is measured in comparison to the prior year, 2022.

FOURTH QUARTER 2023 OUTLOOK
(in millions)
	Q4 2023 Estimate	Q4 2022 Reported Results
Consolidated Net Revenues	$847 - $872	$851
Consolidated Adjusted EBITDA	$48 - $58	$37

Topgolf expected to deliver same venue sales growth of down mid-to-high-single-digits year-over-year.

ADDITIONAL INFORMATION AND DISCLOSURES
Conference Call and Webcast
The Company will be holding a conference call at 2:00 p.m. Pacific time today, November 8, 2023, to discuss the Company’s financial results, outlook and business. The call will be webcast live on our investor relations website at https://www.topgolfcallawaybrands.com/news-and-events/presentations. A replay of the conference call will be available approximately two hours after the call ends. The replay may be accessed through the Investor Relations section of the Company’s website at https://www.topgolfcallawaybrands.com.
Non-GAAP Information
The GAAP results contained in this press release and the financial statement schedules attached to this press release have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). To supplement the GAAP results, the Company has provided certain non-GAAP financial information as follows:
Constant Currency Basis. The Company provided certain information regarding the Company’s financial results or projected financial results on a "constant currency basis" or as "constant currency" results. This information estimates the impact of changes in foreign currency exchange rates on the translation of the Company’s current or projected future period financial results as compared to the applicable comparable period. This impact is derived by taking the current or projected local currency results and translating them into U.S. dollars based upon the foreign currency exchange rates for the applicable comparable period. It does not include any other effect of changes in foreign currency rates on the Company’s results or business.

Non-Recurring and Non-cash Adjustments. The Company provided information excluding certain non-cash amortization and depreciation of acquired intangible assets and purchase accounting adjustments. For 2023, non-recurring items include legal costs and credit agency fees relating to, and debt modification costs in connection with, the 2023 debt refinancing, IT integration and implementation costs stemming from acquisitions, restructuring and reorganization charges in our Active Lifestyle segment, non-recurring IT costs associated with a cybersecurity incident and the release of tax valuation allowances. For 2022, non-recurring items include legal costs and credit agency fees related to a postponed debt refinancing, IT integration and implementation costs associated with new ERP systems primarily related to the Topgolf merger and non-cash asset write-downs.

Adjusted EBITDA. The Company provides information about its results excluding interest, taxes, depreciation and amortization expenses, non-cash stock compensation expense, non-cash lease amortization expense, and the non-recurring and non-cash items referenced above.

In addition, the Company has included in the schedules attached to this release a reconciliation of certain non-GAAP information to the most directly comparable GAAP information. The non-GAAP information presented in this release and related schedules should not be considered in isolation or as a substitute for any measure derived in accordance with GAAP. The non-GAAP information may also be inconsistent with the manner in which similar measures are derived or used by other companies. Management uses such non-GAAP information for financial and operational decision-making purposes and as a means to evaluate period-over-period comparisons and in forecasting the Company’s business going forward. Management believes that the presentation of such non-GAAP information, when considered in conjunction with the most directly comparable GAAP information, provides additional useful comparative information for investors in their assessment of the underlying performance of the Company’s business with regard to these items.

For forward-looking Adjusted EBITDA, non-GAAP diluted earnings per share, free cash flow, and Topgolf Adjusted EBITDA (together, the “Projected Non-GAAP Measures”) information provided in this release, reconciliation of such Projected Non-GAAP Measures to the most closely comparable GAAP financial measures are not provided because the Company is unable to provide such reconciliation without unreasonable efforts. The inability to provide a reconciliation is because the Company is currently unable to predict with a reasonable degree of certainty the type and extent of certain items that would be expected to impact net income in the future but would not impact the Projected Non-GAAP measures. These items may include certain non-cash depreciation, which will fluctuate based on the Company’s level of capital expenditures, non-cash amortization of intangibles related to the Company’s acquisitions, income taxes, which can fluctuate based on changes in the other items noted and/or future forecasts, and other non-recurring costs and non-cash adjustments. Historically, the Company has excluded these items from the Projected Non-GAAP Measures. The Company currently expects to continue to exclude these items in future disclosures of the Projected Non-GAAP Measures and may also exclude other items that may arise. The events that typically lead to the recognition of such adjustments are inherently unpredictable as to if or when they may occur, and therefore actual results may differ materially. This unavailable information could have a significant impact on GAAP financial measures.

Definitions
Free cash flow. The Company defines free cash flow as cash flows from operating activities, less capital expenditures net of proceeds from lease financing and net of proceeds from government grants.

Same venue sales. The Company defines same venue sales for its Topgolf business as sales for the comparable venue base, which is defined as the number of Company-operated venues with at least 24 full fiscal months of operations in the year of comparison.

Forward-Looking Statements
Statements used in this press release that relate to future plans, events, financial results, performance, prospects, or growth opportunities, including statements relating to the Company’s (and its segments’) fourth quarter and full year 2023 guidance (including net revenues, Adjusted EBITDA, Topgolf Adjusted EBITDA, free cash flow, non-GAAP diluted earnings per share, same venue sales growth, shares outstanding and Topgolf venue profitability), performance against long-term financial targets, strength and demand of the Company’s products and services, continued brand momentum, demand for golf and outdoor activities and apparel, continued investments in the business, consumer trends and behavior, future industry and market conditions, foreign currency effects and their impacts, and statements of belief and any statement of assumptions underlying any of the foregoing, are forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995. The words “believe,” “expect,” “estimate,” “could,” “would,” “should,” “intend,” “may,” “plan,” “seek,” “anticipate,” “project” and similar expressions, among others, generally identify forward-looking statements, which speak only as of the date the statements were made and are not guarantees of future performance. These statements are based upon current information and expectations. Accurately estimating the forward-looking statements is based upon various risks and unknowns, including costs, expenses or difficulties related to the merger with Topgolf, including the integration of the Topgolf business; failure to realize the expected benefits and synergies of the Topgolf merger in the expected timeframes or at all; production delays, closures of manufacturing facilities, retail locations, warehouses and supply and distribution chains; staffing shortages as a result of remote working requirements or otherwise; uncertainty regarding global economic conditions; ongoing increases in operating and freight costs; global supply chain constraints and challenges; the Company’s level of indebtedness; continued availability of credit facilities and liquidity and ability to comply with applicable debt covenants; effectiveness of capital allocation and cost/expense reduction efforts; continued brand momentum and product success; growth in the direct-to-consumer and e-commerce channels; ability to realize the benefits of the continued investments in the Company’s business; consumer acceptance of and demand for the Company’s and its subsidiaries’ products and services; cost of living and inflationary pressures; any changes in U.S. trade, tax or other policies, including restrictions on imports or an increase in import tariffs; future consumer discretionary purchasing activity, which can be significantly adversely affected by unfavorable economic or market conditions; future retailer purchasing activity, which can be significantly negatively affected by adverse industry conditions and overall retail inventory levels; and future changes in foreign currency exchange rates and the degree of effectiveness of the Company’s hedging programs. Actual results may differ materially from those estimated or anticipated as a result of these risks and unknowns or other risks and uncertainties, including the effect of terrorist activity, armed conflict, natural disasters or pandemic diseases, including expanded outbreak of COVID-19 and its variants, on the economy generally, on the level of demand for the Company’s and its subsidiaries’ products and services or on the Company’s ability to manage its operations, supply chain and delivery logistics in such an environment; delays, difficulties or increased costs in the supply of components or commodities needed to manufacture the Company’s products or in manufacturing the Company’s products; and a decrease in participation levels in golf generally. For additional information concerning these and other risks and uncertainties that could affect these statements and the Company’s business, see the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 as well as other risks and uncertainties detailed from time to time in the Company’s reports on Forms 10-K, 10-Q and 8-K subsequently filed with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to republish revised forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

About Topgolf Callaway Brands
Topgolf Callaway Brands Corp. (NYSE: MODG) is an unrivaled tech-enabled Modern Golf and active lifestyle company delivering leading golf equipment, apparel, and entertainment, with a portfolio of global brands including Topgolf, Callaway Golf, TravisMathew, Toptracer, Odyssey, OGIO, Jack Wolfskin, and World Golf Tour ("WGT"). "Modern Golf" is the dynamic and inclusive ecosystem that includes both on-course and off-course golf. For more information, please visit https://www.topgolfcallawaybrands.com.

Investor Contact
Katina Metzidakis
(760) 931-1771
invrelations@tcbrands.com

TOPGOLF CALLAWAY BRANDS CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)
(Unaudited)

	September 30, 2023	December 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$330.3	$180.2
Restricted cash	0.7	19.1
Accounts receivable, net	304.6	167.3
Inventories	736.5	959.2
Other current assets	230.6	193.1
Total current assets	1,602.7	1,518.9
Property, plant and equipment, net	2,083.1	1,809.6
Operating lease right-of-use assets, net	1,414.6	1,419.1
Goodwill and intangible assets, net	3,476.7	3,487.4
Other assets, net	404.9	355.4
Total assets	$8,982.0	$8,590.4
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$386.1	$580.0
Accrued employee compensation and benefits	109.8	135.2
Asset-based credit facilities	78.1	219.3
Operating lease liabilities, short-term	82.8	76.4
Construction advances	119.9	35.4
Deferred revenue	96.9	94.9
Other current liabilities	35.6	35.0
Total current liabilities	909.2	1,176.2
Long-term debt, net	1,521.5	1,176.3
Long-term operating leases	1,443.2	1,437.5
Deemed landlord financing obligations, long-term	809.2	658.0
Deferred taxes, net	68.3	117.5
Other long-term liabilities	278.7	250.6
Total shareholders’ equity	3,951.9	3,774.3
Total liabilities and shareholders’ equity	$8,982.0	$8,590.4

TOPGOLF CALLAWAY BRANDS CORP.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Net revenues:
Products	$597.1	$579.3	$2,078.2	$2,018.2
Services	443.5	409.2	1,309.5	1,126.2
Total net revenues	1,040.6	988.5	3,387.7	3,144.4
Costs and expenses:
Cost of products	337.1	330.7	1,167.0	1,142.5
Cost of services, excluding depreciation and amortization	45.6	48.2	141.4	136.3
Other venue expense	312.1	287.6	934.7	780.2
Selling, general and administrative expense	242.5	224.7	790.6	720.4
Research and development expense	22.6	19.2	67.4	55.4
Venue pre-opening costs	6.9	9.9	16.3	18.1
Total costs and expenses	966.8	920.3	3,117.4	2,852.9
Income from operations	73.8	68.2	270.3	291.5
Interest expense, net	(52.3)	(36.4)	(153.6)	(100.3)
Other income, net	5.2	7.0	2.4	26.9
Income before taxes	26.7	38.8	119.1	218.1
Income tax (benefit) provision	(3.0)	0.3	(53.0)	(12.5)
Net Income	$29.7	$38.5	$172.1	$230.6

Earnings per common share:
Basic	$0.16	$0.21	$0.93	$1.25
Diluted	$0.16	$0.20	$0.88	$1.17
Weighted-average common shares outstanding:
Basic	185.2	184.8	185.2	184.9
Diluted	201.2	201.8	201.3	201.0

TOPGOLF CALLAWAY BRANDS CORP.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW
(In millions)
(Unaudited)

	Nine Months Ended September 30,
	2023	2022
Cash flows from operating activities:
Net income	$172.1	$230.6
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	175.7	139.8
Non-cash interest on financing and deemed landlord financed leases	17.1	4.3
Amortization of debt discount and issuance costs	4.9	7.4
Deferred taxes, net	(54.4)	(12.5)
Non-cash share-based compensation	38.4	37.4
Unrealized net gains on hedging instruments and foreign currency	7.2	2.1
Loss on debt modification	10.5	—
Other	1.5	4.8
Changes in assets and liabilities, net	(145.3)	(379.3)
Net cash provided by operating activities	227.7	34.6

Cash flows from investing activities:
Capital expenditures	(388.7)	(353.4)
Asset acquisitions, net of cash acquired	(31.2)	—
Proceeds from government grants	3.0	—
Investment in golf-related ventures	(2.5)	—
Acquisition of intangible assets	(0.8)	(0.6)
Proceeds from sale of investment in golf-related ventures	—	0.4
Proceeds from sale of property and equipment	0.3	—
Net cash used in investing activities	(419.9)	(353.6)

Cash flows from financing activities:
Repayments of long-term debt	(788.2)	(87.0)
Proceeds from borrowings on long-term debt	1,224.8	60.0
(Repayments of) proceeds from credit facilities, net	(245.4)	100.0
Debt issuance costs	(1.8)	—
Payment on contingent earn-out obligation	—	(5.6)
Repayments of financing leases	(2.2)	(0.3)
Proceeds from lease financing	184.3	133.1
Exercise of stock options	3.9	0.6
Acquisition of treasury stock	(44.0)	(35.5)
Net cash provided by financing activities	331.4	165.3
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(7.3)	0.6
Net increase (decrease) in cash, cash equivalents and restricted cash	131.9	(153.1)
Cash, cash equivalents and restricted cash at beginning of period	203.4	357.7
Cash, cash equivalents and restricted cash at end of period	$335.3	$204.6
Less: restricted cash(1)	(5.0)	(4.3)
Cash and cash equivalents at end of period	$330.3	$200.3

(1) Includes $0.7 million and $0.5 million of short-term restricted cash and $4.3 million and $3.8 million of long-term restricted cash included in other assets for the periods ended September 30, 2023 and 2022, respectively.

TOPGOLF CALLAWAY BRANDS CORP.
CONSOLIDATED NET REVENUES AND OPERATING SEGMENT INFORMATION
(In millions)
(Unaudited)

	Net Revenues by Category
	Three Months Ended September 30,		Growth/(Decline)		Non-GAAP Constant Currency vs. 2022(1)
	2023	2022	Dollars	Percent	Percent
Net revenues:
Venues	$430.5	$399.5	$31.0	7.8%	7.5%
Topgolf other business lines	17.2	14.3	2.9	20.3%	19.6%
Golf Clubs	222.2	221.4	0.8	0.4%	0.1%
Golf Balls	71.2	75.3	(4.1)	(5.4%)	(6.2%)
Apparel	211.7	181.4	30.3	16.7%	15.5%
Gear, Accessories & Other	87.8	96.6	(8.8)	(9.1%)	(11.2%)
Total net revenues	$1,040.6	$988.5	$52.1	5.3%	4.6%

(1) Calculated by applying 2022 exchange rates to 2023 reported sales in regions outside the U.S.

	Net Revenues by Region
	Three Months Ended September 30,		Growth/(Decline)		Non-GAAP Constant Currency vs. 2022(1)
	2023	2022	Dollars	Percent	Percent
Net revenues:
United States	$737.3	$684.8	$52.5	7.7%	7.7%
Europe	149.5	141.9	7.6	5.4%	(2.3%)
Asia	130.7	138.7	(8.0)	(5.8%)	(3.2%)
Rest of world	23.1	23.1	—	—%	3.0%
Total net revenues	$1,040.6	$988.5	$52.1	5.3%	4.6%

(1) Calculated by applying 2022 exchange rates to 2023 reported sales in regions outside the U.S.

	Operating Segment Information
	Three Months Ended September 30,		Growth/(Decline)		Non-GAAP Constant Currency vs. 2022(1)
	2023	2022	Dollars	Percent	Percent
Net revenues:
Topgolf	$447.7	$413.8	$33.9	8.2%	7.9%
Golf Equipment	293.4	296.7	(3.3)	(1.1%)	(1.5%)
Active Lifestyle	299.5	278.0	21.5	7.7%	6.2%
Total net revenues	$1,040.6	$988.5	$52.1	5.3%	4.6%

Segment operating income:
Topgolf	$38.9	$23.6	$15.3	64.8%
Golf Equipment	35.2	49.6	(14.4)	(29.0%)
Active Lifestyle	40.0	28.1	11.9	42.3%
Total segment operating income	114.1	101.3	12.8	12.6%
Corporate G&A and other(2)	(40.3)	(33.1)	(7.2)	21.8%
Total operating Income	73.8	68.2	5.6	8.2%
Interest expense, net	(52.3)	(36.4)	(15.9)	43.7%
Other income, net	5.2	7.0	(1.8)	(25.7%)
Total Income before income taxes	$26.7	$38.8	$(12.1)	(31.2%)

(1) Calculated by applying 2022 exchange rates to 2023 reported sales in regions outside the U.S.
(2) Amount includes corporate general and administrative expenses not utilized by management in determining segment profitability, in addition to certain non-cash and non-recurring items described in the Supplemental Financial Information and Non-GAAP Reconciliation table below.

TOPGOLF CALLAWAY BRANDS CORP.
CONSOLIDATED NET REVENUES AND OPERATING SEGMENT INFORMATION
(In millions)
(Unaudited)

	Net Revenues by Category
	Nine Months Ended September 30,		Growth/(Decline)		Non-GAAP Constant Currency vs. 2022(1)
	2023	2022	Dollars	Percent	Percent
Net revenues:
Venues	$1,270.4	$1,089.4	$181.0	16.6%	16.6%
Topgolf other business lines	51.6	50.1	1.5	3.0%	4.6%
Golf Clubs	913.3	959.6	(46.3)	(4.8%)	(2.9%)
Golf Balls	274.8	257.0	17.8	6.9%	8.0%
Apparel	531.3	456.7	74.6	16.3%	17.6%
Gear, Accessories & Other	346.3	331.6	14.7	4.4%	5.2%
Total net revenues	$3,387.7	$3,144.4	$243.3	7.7%	8.7%

(1) Calculated by applying 2022 exchange rates to 2023 reported sales in regions outside the U.S.

	Net Revenues by Region
	Nine Months Ended September 30,		Growth/(Decline)		Non-GAAP Constant Currency vs. 2022(1)
	2023	2022	Dollars	Percent	Percent
Net revenues:
United States	$2,435.1	$2,194.7	$240.4	11.0%	11.0%
Europe	423.3	417.7	5.6	1.3%	0.9%
Asia	419.1	432.6	(13.5)	(3.1%)	3.1%
Rest of world	110.2	99.4	10.8	10.9%	16.5%
Total net revenues	$3,387.7	$3,144.4	$243.3	7.7%	8.7%

(1) Calculated by applying 2022 exchange rates to 2023 reported sales in regions outside the U.S.

	Operating Segment Information
	Nine Months Ended September 30,		Growth/(Decline)		Non-GAAP Constant Currency vs. 2022(1)
	2023	2022	Dollars	Percent	Percent
Net revenues:
Topgolf	$1,322.0	$1,139.5	$182.5	16.0%	16.1%
Golf Equipment	1,188.1	1,216.6	(28.5)	(2.3%)	(0.6%)
Active Lifestyle	877.6	788.3	89.3	11.3%	12.4%
Total net revenues	$3,387.7	$3,144.4	$243.3	7.7%	8.7%

Segment operating income:
Topgolf	$85.7	$74.3	$11.4	15.3%
Golf Equipment	213.2	250.7	(37.5)	(15.0%)
Active Lifestyle	96.8	77.3	19.5	25.2%
Total segment operating income	395.7	402.3	(6.6)	(1.6%)
Corporate costs and expenses(2)	(125.4)	(110.8)	(14.6)	13.2%
Total operating income	270.3	291.5	(21.2)	(7.3%)
Interest expense, net	(153.6)	(100.3)	(53.3)	53.1%
Other income, net	2.4	26.9	(24.5)	(91.1%)
Total income before income taxes	$119.1	$218.1	$(99.0)	(45.4%)

(1) Calculated by applying 2022 exchange rates to 2023 reported sales in regions outside the U.S.
(2) Amount includes corporate general and administrative expenses not utilized by management in determining segment profitability, in addition to certain non-cash and non-recurring items described in the Supplemental Financial Information and Non-GAAP Reconciliation table below.

TOPGOLF CALLAWAY BRANDS CORP.
SUPPLEMENTAL FINANCIAL INFORMATION AND NON-GAAP RECONCILIATION
(In millions, except per share data)
(Unaudited)

	Three Months Ended September 30,
	2023					2022
	GAAP	Non-Cash Amortization and Depreciation(1)	Non-Recurring Items(2)	Tax Valuation Allowance(3)	Non- GAAP	GAAP	Non-Cash Amortization and Depreciation(1)	Non-Recurring Items(4)	Tax Valuation Allowance(3)	Non- GAAP
Net revenues	$1,040.6	$—	$—	$—	$1,040.6	$988.5	$—	$—	$—	$988.5
Total costs and expenses	966.8	5.8	5.6	—	955.4	920.3	6.8	6.1	—	907.4
Income (loss) from operations	73.8	(5.8)	(5.6)	—	85.2	68.2	(6.8)	(6.1)	—	81.1
Other expense, net	(47.1)	—	—	—	(47.1)	(29.4)	(1.0)	(0.3)	—	(28.1)
Income (loss) before income taxes	26.7	(5.8)	(5.6)	—	38.1	38.8	(7.8)	(6.4)	—	53.0
Income tax (benefit) provision	(3.0)	(1.3)	(1.3)	(0.3)	(0.1)	0.3	(1.9)	(1.6)	(4.6)	8.4
Net income (loss)	$29.7	$(4.5)	$(4.3)	$0.3	$38.2	$38.5	$(5.9)	$(4.8)	$4.6	$44.6
Earnings (loss) per share - diluted (5)	$0.16	$(0.02)	$(0.02)	$—	$0.20	$0.20	$(0.03)	$(0.02)	$0.02	$0.23
Weighted-average shares outstanding - diluted	201.2	201.2	201.2	201.2	201.2	201.8	201.8	201.8	201.8	201.8

(1) Includes amortization and depreciation of acquired intangible assets and purchase accounting adjustments related to acquisitions.
(2) Primarily includes $2.7 million in restructuring and reorganization charges in our Active Lifestyle segment and $1.5 million in IT costs related to a cybersecurity incident.
(3) Release of tax valuation allowances recorded in connection with the merger with Topgolf.
(4) Primarily includes $4.8 million in charges related to the suspension of our Jack Wolfskin retail operations in Russia and $1.4 million in IT integration and implementation costs primarily related to the Topgolf merger.

(5) In accordance with ASU 2020-06, periodic interest expense of $1.6 million related to the 2020 Convertible Notes is excluded from the calculation of net income for the purpose of calculating diluted earnings per share.

TOPGOLF CALLAWAY BRANDS CORP.
SUPPLEMENTAL FINANCIAL INFORMATION AND NON-GAAP RECONCILIATION
(In millions, except per share data)
(Unaudited)

	Nine months ended September 30,
	2023					2022
	GAAP	Non-Cash Amortization and Depreciation(1)	Non-Recurring Items(2)	Tax Valuation Allowance(3)	Non- GAAP	GAAP	Non-Cash Amortization and Depreciation(1)	Non-Recurring Items(4)	Tax Valuation Allowance(3)	Non- GAAP
Net revenues	$3,387.7	$—	$—	$—	$3,387.7	$3,144.4	$—	$—	$—	$3,144.4
Total costs and expenses	3,117.4	20.0	16.4	—	3,081.0	2,852.9	18.3	12.4	—	2,822.2
Income (loss) from operations	270.3	(20.0)	(16.4)	—	306.7	291.5	(18.3)	(12.4)	—	322.2
Other expense, net	(151.2)	(0.6)	(10.8)	—	(139.8)	(73.4)	(2.8)	(0.9)	—	(69.7)
Income (loss) before income taxes	119.1	(20.6)	(27.2)	—	166.9	218.1	(21.1)	(13.3)	—	252.5
Income tax (benefit) provision	(53.0)	(4.9)	(6.4)	(59.4)	17.7	(12.5)	(5.1)	(2.9)	(48.0)	43.5
Net income (loss)	$172.1	$(15.7)	$(20.8)	$59.4	$149.2	$230.6	$(16.0)	$(10.4)	$48.0	$209.0
Earnings (loss) per share - diluted(5)	$0.88	$(0.08)	$(0.10)	$0.29	$0.77	$1.17	$(0.08)	$(0.05)	$0.24	$1.06
Weighted-average shares outstanding - diluted	201.3	201.3	201.3	201.3	201.3	201.0	201.0	201.0	201.0	201.0

(1) Includes amortization and depreciation of acquired intangible assets and purchase accounting adjustments related to acquisitions.
(2) Primarily includes $13.6 million in total charges related to our 2023 debt modification, $5.8 million in restructuring and reorganization charges in our Active Lifestyle segment, $3.7 million in IT integration and implementation costs primarily related to the Topgolf merger, and $1.5 million in costs related to a cybersecurity incident.

(3) Related to the release of tax valuation allowances recorded in connection with the merger with Topgolf.
(4) Primarily includes $5.9 million in non-cash asset write-downs related to the suspension of our Jack Wolfskin retail operations in Russia, $3.6 million in IT integration and implementation costs primarily related to the Topgolf merger, and $3.5 million in legal and credit agency fees related to a postponed debt refinancing.

(5) In accordance with ASU 2020-06, periodic interest expense of $4.8 million related to the 2020 Convertible Notes is excluded from the calculation of net income for the purpose of calculating diluted earnings per share.

TOPGOLF CALLAWAY BRANDS CORP.
NON-GAAP RECONCILIATION AND SUPPLEMENTAL FINANCIAL INFORMATION
(In millions)
(Unaudited)

	2023 Trailing Twelve Month Adjusted EBITDA					2022 Trailing Twelve Month Adjusted EBITDA
	Quarter Ended					Quarter Ended
	December 31,	March 31,	June 30,	September 30,		December 31,	March 31,	June 30,	September 30,
	2022	2023	2023	2023	Total	2021	2022	2022	2022	Total
Net (loss) income	$(72.7)	$25.0	$117.4	$29.7	$99.4	$(26.2)	$86.7	$105.4	$38.5	$204.4
Interest expense, net	42.5	49.6	51.7	52.3	196.1	40.5	31.4	32.5	36.4	140.8
Income tax (benefit) provision	(3.5)	(4.2)	(45.8)	(3.0)	(56.5)	(69.5)	(15.7)	2.9	0.3	(82.0)
Non-cash depreciation and amortization expense	53.0	56.1	58.6	61.0	228.7	47.9	42.5	48.9	48.4	187.7
Non-cash stock compensation and stock warrant expense, net	9.7	12.5	12.3	13.2	47.7	12.0	14.5	11.6	10.3	48.4
Non-cash lease amortization expense	4.5	4.6	4.4	4.5	18.0	7.7	3.5	6.6	4.4	22.2
Acquisitions & non-recurring items, before taxes(1)	3.1	13.7	7.6	5.6	30.0	1.9	6.9	(0.6)	6.1	14.3
Adjusted EBITDA	$36.6	$157.3	$206.2	$163.3	$563.4	$14.3	$169.8	$207.3	$144.4	$535.8

(1) In 2023, amounts include total charges in connection with the 2023 debt modification, IT integration and implementation costs stemming primarily from the merger with Topgolf, restructuring and reorganization charges in our Active Lifestyle segment, and costs related to a cybersecurity incident. In 2022, amounts include implementation costs associated with new ERP systems primarily related to the integration of Topgolf, legal costs and credit agency fees related to a postponed debt refinancing, and reorganization costs. In 2021, amounts include transaction, transition, and other non-recurring costs associated with the merger with Topgolf, and expenses related to the implementation of new IT systems for Jack Wolfskin.

TOPGOLF CALLAWAY BRANDS CORP.
TOPGOLF NON-GAAP RECONCILIATION AND SUPPLEMENTAL FINANCIAL INFORMATION
(Unaudited)
(In millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022

Topgolf Segment operating income(1):	$38.9	$23.6	$85.7	$74.3
Depreciation and amortization expense	43.2	30.5	119.5	90.6
Non-cash stock compensation expense	4.1	5.5	12.4	13.7
Non-cash lease amortization expense	4.3	5.0	13.1	14.8
Other expense (income), net	0.4	(0.4)	0.4	(1.3)
Topgolf Adjusted Segment EBITDA	$90.9	$64.2	$231.1	$192.1

(1) We do not calculate GAAP net income at the operating segment level, but have provided Topgolf’s segment income from operations as a relevant measurement of profitability. Segment income from operations does not include interest expense and taxes as well as other non-cash and non-recurring items. Segment operating income is reconciled to the Company’s consolidated pre-tax income in the Segment Results section of this release.

Twelve Months Ended, December 31, 2022
Topgolf Segment operating income(1):	$76.8
Depreciation and amortization expense	125.2
Non-cash stock compensation expense	15.2
Non-cash lease amortization expense	19.6
Other income, net	(1.4)
Topgolf Adjusted Segment EBITDA	$235.4

(1) We do not calculate GAAP net income at the operating segment level, but have provided Topgolf’s segment income from operations as a relevant measurement of profitability. Segment income from operations does not include interest expense and taxes as well as other non-cash and non-recurring items. Segment operating income is reconciled to the Company’s consolidated pre-tax income in the Segment Results section of this release.